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EXHIBIT 24.3

                         Independent Auditors' Report
                         ----------------------------

The Board of Directors and Stockholders
Biocraft Laboratories, Inc.:

We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Biocraft Laboratories, Inc. and subsidiary for the year ended March 31, 1992. In connection with our audit of the consolidated financial statements, we have also audited the financial statement Schedules V, VI and VIII for the year ended March 31, 1992. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statement and financial statement schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the operations and the cash flows of Biocraft Laboratories, Inc. and subsidiary for the year ended March 31, 1992 in conformity with generally accepted accounting principles. Also in our opinion, the related 1992 financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                            /s/ KPMG Peat Marwick

Short Hills, New Jersey
June 15, 1992, except as to
       note 5, which is as of
       June 22, 1992